                                                                   EXHIBIT 10.17

                                 TRUST AGREEMENT

                                    (N7379F)



                          DATED AS OF DECEMBER 30, 1986



                                      AMONG

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP,

                              as Owner Participant,


                  NORTH AMERICAN AIRCRAFT FINANCE CORPORATION,

                              as Owner Participant,


                          UNITED STATES AIRLEASE, INC.

                         as Owner Participant and Agent,


                                       AND


                          TRUST COMPANY FOR USL, INC.,

                                   as Trustee

                                   Concerning

                     One (1) Boeing 737-200 Series Aircraft

                        with FAA Registration No. N7379F

                      Leased to New York Airlines, Inc. and

                     Subleased to Continental Airlines, Inc.




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
                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
I      Definitions                                                           6

       1.01                                                                  6
       1.02                                                                  9

II     Authority to Execute and Perform Various                              9
       Documents; Declaration of Trust by Trustee

       2.01           Authority to Execute and Perform Various               9
                      Documents
       2.02           Replacements                                           9
       2.03           Declaration of Trust by Trustee                       10

III    Beneficial Interest of Owner Participants in                         10
       Trust Estate and Certificates

       3.01.          Beneficial Interest of Each Owner                     10
                      Participant
       3.02.          The Certificates                                      10
       3.03.          Issuance of Certificates                              11
       3.04           Payments from Trust Estate Only                       11
       3.05           Payment to Holder of Certificate                      12
       3.06           Transfer of Certificate                               12
       3.07           Mutilated, Restored, Lost, or Stolen
                      Certificates                                          12
       3.08           Payment of Expenses upon Transfer                     12
       3.09           Payments by Each Owner Participant                    12

IV     Acceptance of Lease Property                                         13

       4.01           Acceptance of Lease Property                          13
       4.02           Conditions Precedent                                  13
       4.03           Authority Without Express Instructions                13

V.     Omitted                                                              13

VI     Distributions                                                        13

       6.01         Distribution of Basic Rent                              14
       6.02         Distribution of Payments                                14



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
ARTICLE
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
       6.03         Distribution of Trust Estate                            14

VII    Duties of the Trustee                                                14

       7.01         Notice of Event of Default                              14
       7.02         Action Upon Instructions                                15
       7.03         Indemnification                                         15
       7.04         No Duties Except as Specified in                        15
                    Trust Agreement or Instructions
       7.05         No Action Except Under Specified                        16
                    Documents or Instructions
       7.06         Absence of Duties                                       16

VIII   The Trustee                                                          16

       8.01         Acceptance  of  Trusts  and  Duties                     16
       8.02         Furnishing of Documents                                 16
       8.03         No Representations or Warranties as to                  17
                    Lease Property or Documents
       8.04         No Segregation of Monies; No Interest                   17
       8.05         Reliance; Advice of Counsel                             17
       8.06         Not Acting in Individual Capacity                       17

IX     Indemnification of Trustee by                                        18
       Owner Participants

       9.01         Owner Participants to Indemnify                         18
                    Trustee
       9.02         Compensation and Expense                                19

X      Termination of Trust Agreement                                       19

       10.01        Termination of Trust Agreement                          19
       10.02        Termination at Option of Owner                          20
                    Participants

XI     Successor Trustees, Co-Trustees and Separate                         20
       Trustees

       11.01        Resignation of Trustee; Appointment of                  20
                    Successor
       11.02        Co-Trustees and Separate Trustees                       21

XII    Concerning the Agent                                                 21


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
ARTICLE
-------
       12.01        Appointment of Agent                                    21
       12.02        Agent's Acceptance of Appointment                       22
       12.03        Agreements of the Agent                                 22
       12.04        Standard of Care and Diligence                          22
       12.05        Resignation or Removal of Agent                         22
       12.06        Estates and Rights of Successor Agent                   23
       12.07        Merger or Consolidation of Agent                        23
       12.08        Agent's Duty to Indemnify                               23


XIII   Supplements and Amendments                                           23

XIV    Sale, Transfer or Mortgage of Lease                                  24
       Property

       14.01        General                                                 24
       14.02        Permitted Transfers by the Owner                        24
                    Participants

                    (a) Transfers by Airlease                               24
                    (b) Transfers by the Partnership                        24
                    (c) Transfer by NAF                                     24

       14.03        Right of First Refusal as to an                         24
                    Owner Participant's Trust Estate
                    Interest

                    (a) Offering Notice                                     24
                    (b) Requirements of Offer                               25
                    (c) Procedure                                           25
                    (d) Acceptance of Sale Offer                            25
                    (e) Right to Sell to Third Party                        26
                    (f) Limitations on Exercise                             26

       14.04        Closings                                                26

                    (a) Location and Time Periods                           26
                    (b) Closing Conditions                                  27
                    (c) Event of Loss                                       27
                    (d) Partial Loss                                        27

       14.05        Termination of Obligations                              27
       14.06        Agreements with Transferees                             27
       14.07        Restraining Order                                       28

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
ARTICLE
-------
       14.08        Sale by an Owner Participant of an
                    Owner Participant's Trust Estate                        28

XV     Miscellaneous                                                        28

       15.01        No Legal Title to Trust Estate in                       28
                    Owner Participants
       15.02        Sale of Aircraft, etc., by Trustee is                   28
                    Binding
       15.03        Limitations on Rights of Others                         29
       15.04        No Partnership for Tax Purposes                         29
       15.05        Notices                                                 29
       15.06        Severability                                            30
       15.07        Limitation on Liability of Owner                        30
                    Participants and Agent
       15.08        Separate Counterparts                                   30
       15.09        Successors and Assigns                                  30
       15.10        Headings                                                30
       15.11        Governing Law                                           30

Schedule 1

                                 TRUST AGREEMENT

                                  (for N7379F)

         THIS TRUST AGREEMENT dated as of December 30, 1986, by and among Trust Company for USL, Inc., a trust company organized under the laws of the State of Illinois, in its individual capacity as expressly stated herein and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Trustee"); Airlease Ltd., A California Limited Partnership (herein referred to as the "Partnership" or "Owner Participant"); North American Aircraft Finance Corporation, a California corporation (herein referred to as "NAF" or "Owner Participant"); and United States Airlease, Inc., a California corporation, (herein sometimes referred to as "Airlease" or "Owner Participant" in its separate capacity as Owner Participant and at other times, herein sometimes referred to as "Agent" in its separate capacity as Agent). (The Partnership, NAF, and Airlease are herein sometimes referred to collectively as the "Owner Participants.")

                               W I T N E S S E T H

         WHEREAS, the Owner Participants are entering into this Trust Agreement with the Trustee for the purpose of acquiring an aircraft and the Trustee shall purchase such aircraft upon the instructions of the Owner Participants; with funds advanced by each of the Owner Participants.

         WHEREAS, Each of NAF, the Partnership, and Airlease shall hold, an undivided one-third (1/3) beneficial interest in the Lease Property (as hereinafter defined);

         WHEREAS, upon the instructions of the owner Participants, the Trustee is entering into an agreement with GATX Leasing Corporation ("Lessor") to acquire the Lessor's interest in seven (7) Boeing 737-200 series aircraft each subject to a lease ("Lease") between Lessor and New York Airlines, Inc. ("NYA"), and a sublease ("Sublease") between NYA, as Sublessor, and Continental Airlines, Inc., as Sublessee ("Continental");

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.01. For all purposes of this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means any individual, partnership, joint venture, estate, association, corporation, trust company, trust or other entity (collectively, "Person") that directly or indirectly controls, is controlled by, or is under common control with the Person in question.

         "Agreement" means this Trust Agreement, as it may hereafter from time to time be supplemented, amended, waived, or modified pursuant to the applicable provisions hereof.

         "Aircraft" means the Boeing 737-200 series airframe together with the engines pertaining thereto as more particularly described and identified in
Schedule 1 hereto. "Aircraft" also means, if the context so requires the Aircraft Records.

         "Aircraft Records" means with respect to any Aircraft, (i) the maintenance log books, flight log book, summaries of operations or work performed, reports of repair, alterations, rebuild, installation, modification, removal and replacement and inspection or overhaul of the Airframe, Engine or Part and (ii) all publications, notebooks, data, operations manuals, maintenance manuals, Aeronautics Authority-approved maintenance program, balance loading manuals and equipment lists.

         "Airframe" means (A) the used Boeing 737-200 series Airframe having the Manufacturer's serial number and the FAA registration number as set forth in
Schedule 1 attached hereto, and (8) any and all Parts so long as the same shall be , incorporated or installed in or attached to the Airframe, or so long as title thereto shall remain vested in the Trustee, after removal from the Airframe.

         "Application for Aircraft Registration" means the Application for Aircraft Registration (AC Form 8050-1) with respect to the Aircraft.

         "Assigned Contracts" means all of the agreements identified in Section 7 of Schedule 2 to the Purchase Agreement with respect to the Aircraft.

         "Certificate" means a certificate substantially in the form included in
Article III hereof issued by the Trustee hereunder.

         "Closing Date" means the date the Aircraft is purchased by the Trustee pursuant to the Purchase Agreement.

         "Engine" means: (i) any of the engines listed by manufacturer's serial number in Schedule 1 attached hereto whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or any other aircraft; (ii) any engine which may from time to time be substituted, or be a replacement or addition pursuant to the Lease for any such Engine; and (iii) any and all Parts incorporated or installed in or attached thereto or any and all parts removed therefrom so long as title thereto shall remain vested in the Trustee in accordance with the terms of the applicable Lease after removal from any such Engine.

         "FAA" shall mean the Federal Aviation Administration and/or Administrator of the Federal Aviation Administration or any person, governmental department, bureau, commission or agency succeeding to the functions thereof,

         "FAA Bill of Sale" means the bill of sale (AC Form 8050-2), covering the Aircraft, executed by Lessor, in favor of the Trustee, dated the Closing Date.

         "Lease" means a Lease Agreement, dated as of November 6, 1986, including the Lease Supplement executed pursuant thereto, between Lessor, as Lessor, and NYA, as Lessee, covering the Aircraft as said Lease Agreement may hereafter from time to time be supplemented, amended, waived or modified.

         "Lease Assignment" means an Assignment and Assumption Agreement between the Trustee and Lessor with respect to the Aircraft and the Assigned Contracts in the form of Exhibit B to the Purchase Agreement as such Assignment and Assumption Agreement may hereafter from time to time be supplemented, amended, waived or modified.

         "Lease Property" means the Lease, the Assigned Contracts, the Aircraft, and all income, deductions, credits and other benefits to which an owner of property would be entitled to as lessor under the Lease, and owner of the Aircraft, including without limitation, all rental payments under the Lease and Assigned Contracts, the right to possession of the Aircraft, and all proceeds upon the sale or re-lease of the Aircraft.

         "Lender" means any Person whose principal business is providing financing and which provides financing to the Trustee or Owner Participants and is granted a Lien on the Aircraft, or the Airframe, or an Engine or Part.

         "Lessee" means NYA and its permitted successors and assigns.

         "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

         "Majority in Interest of Owner Participants", as of a particular date of determination, means the Owner Participant(s) having in excess of 75% of the aggregate original investment of all Owner Participants paid to the Trustee for payment of the Lease Property as of such date.

         "Operative Documents" means this Agreement, the Assigned Contracts, the Lease Assignment, the Certificates, the Purchase Agreement, the Application for Aircraft Registration, the FAA Bill of Sale and the Warranty Bill of Sale, and all other agreements, instruments and certificates contemplated by such agreements.

         "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than complete Engines or engines), which (A) are from time to time incorporated or installed in or attached to the Airframe or an Engine, or (B) having been so installed or attached, are later removed therefrom, so long as title thereto remains vested in the Trustee in accordance with the Lease. "Part" means any one of the Parts.

         "Purchase Agreement" means the Aircraft Purchase Agreement, dated as of December 30, 1986, between the Trustee and Lessor, as such Purchase Agreement may hereafter from time to time be supplemented, amended, waived or modified.

         "Sublessee" means Continental.

         "Trust Estate" means all estate, right, title and interest of the Trust in and to the Operative Documents, any funds given to the Trustee by the Owner Participants, and the Lease Property, including, without limitation, all amounts of rent, insurance proceeds, stipulated loss value payments, and requisition, indemnity or other payments of any kind (1) for or with respect to the Lease Property or (2) payable to the Trustee under the Purchase Agreement, Lease Assignment, Lease, or Assigned Contracts, or with respect to the Lease Property, excluding any indemnity payments paid directly to an Owner Participant.

         "Warranty Bill of Sale" means the bill of sale covering the Aircraft in the form of Exhibit A to the Purchase Agreement.

         Section 1.02. For all purposes of this Agreement, any term used but not defined herein shall have the meanings assigned to it in the Lease, including, without limitation, the following: "Basic Rent," "Default" and, "Event of Default."

                                   ARTICLE II

               Authority to Execute and Perform Various Documents
                         Declaration of Trust by Trustee

         Section 2.01 Authority to Execute and Perform Various Documents-. Each Owner Participant hereby authorizes and directs the Trustee (i) to execute and deliver the Purchase Agreement, the Lease Assignment, the Certificates and the Application for Aircraft Registration with respect to the Aircraft, and all other agreements, instruments and certificates contemplated by the Operative Documents, and to accept the FAA Bill of Sale and the Warranty Bill of Sale and
(ii) subject to the terms of this Agreement, to take other action in connection with the foregoing as the Owner Participants may from time to time direct in writing.

         Section 2.02 Replacements. The Owner Participants hereby authorize and direct the Trustee, and the Trustee agrees for the benefit of the Owner Participants that, in the event of a replacement airframe or engine, if any, being substituted pursuant to Section 12.01(A) of the Lease, it will, subject to
Section 7.02 hereof and in compliance with the terms of Section 12.01(A) of the
Lease:

                  (a) to the extent not previously accomplished by a prior authorization, authorize a representative of the Trustee (who may be an employee of the Lessee) to accept delivery of the replacement airframe or engine;

                  (b) accept from the Lessee or other vendor of a replacement airframe or engine a bill of sale or bills of sale and the invoice, if any, with respect to such replacement airframe or engine being furnished pursuant to
Section 12.01(A) of the Lease;

                  (c) execute and deliver a Lease Supplement covering such replacement engine and, to the extent requested by special counsel to any Owner Participant, execute and deliver any required amendments to this Agreement or any other Operative Document to which the Trustee is a party and request any required consent from the manufacturer of such replacement airframe or engine; and

                  (d) transfer title to the airframe or engine being replaced to the Lessee.

         Section 2.03 Declaration of Trust by Trustee. The Trustee hereby declares that it will and does hold the Trust Estate upon the trusts set forth herein for the sole use and benefit of the Owner Participants.

                                   ARTICLE III

   Beneficial Interest of Owner Participants in Trust Estate and Certificates

Section 3.01. Beneficial Interest of Each Owner Participant.

              (a) Each Owner Participant shall have and retain an undivided one-third (1/3) beneficial interest in the Trust Estate, such interest to be evidenced by Certificate(s) to be issued hereunder. The Owner Participants have jointly agreed to participate in the purchase of the Lease Property on the Closing Date on the terms set forth in the Purchase Agreement, and each Owner Participant shall, on the Closing Date, wire transfer to the Lessor on behalf of the Trustee its pro-rata portion of the purchase price for the Aircraft and the other related Lease Property.

         Section 3.02. The Certificates. The Owner Participants hereby authorize and direct the Trustee, and the Trustee agrees that it will issue to each Owner Participant a Certificate substantially in the form set forth below as provided in Section 3.03 hereof.

                      Trust Company for USL, Inc., Trustee
                        Under Trust Agreement Dated as of

                                December -, 1986

                                   CERTIFICATE

         Issued in connection with the Aircraft hereinafter described: Boeing 737-200 series aircraft, Serial No. _________________
__________________,1986.
$__________________

         Trust Company for USL, Inc., not in its individual capacity but solely as Trustee (herein in such capacity called the "Trustee") under the Trust Agreement hereinafter referred to hereby certifies as follows: (i) this Certificate is one of the Certificates referred to in the certain Trust Agreement (N7379F) dated as of December 30, 1986, by and among the Trustee, Airlease Ltd., A California Limited Partnership, United States Airlease, Inc., and North American Aircraft Finance Corporation (herein called "Trust Agreement"); the defined terms therein not otherwise defined herein being herein used with the same meaning), which Certificates have been or are to be issued by the Trustee pursuant to the Trust Agreement; (ii) is an Owner Participant and owns an undivided % interest in the Trust Estate; and (iii) the holder of this Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate and is entitled to receive, ratably with the holders of the other Certificates issued with respect to the Trust Estate as provided in the Trust Agreement, a share of a portion of (1) the rental received or to be received by the Trustee with respect to the Trust Estate, or (2) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom, as well as a share of certain other payments which may be received by the Trustee pursuant to the terms of the Trust Agreement as more particularly set forth therein.

         All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 8.01 thereof; and each holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as above provided and that neither the Owner Participants nor the Trustee (except to the extent provided in Section 8.01 of the Trust Agreement) are personally liable to the holder hereof for any amounts payable under this Certificate or the Trust Agreement.

         Reference is hereby made to the Trust Agreement for a statement of the rights of the holder of this Certificate and of the rights of the holders of the other Certificates, as well as for a statement of the terms and conditions of the trusts created by, and the rights, limitations of rights, obligations and duties of the Trustee set forth in, the Trust Agreement, to all of which terms and conditions each holder hereof agrees by its acceptance of this Certificate.

         Each holder hereof, by its acceptance of this Certificate, agrees not to transfer this Certificate except in accordance with the terms of Article XIV and Section 3.06 of the Trust Agreement.

         These Certificates have not been registered under the Securities Law of 1933, as amended, and may be transferred only in compliance with such law.

         IN WITNESS WHEREOF, the Trustee has duly executed this Certificate as of the date first above written.

                                 --------------
                                     TRUSTEE

         Section 3.03. Issuance of Certificates. Each Certificate issued to an Owner Participant shall contain a statement by the Trustee that the holder of such Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate, and is entitled to receive, ratably with the holders of the other like Certificates as provided herein, a share of a portion of (i) the rental received or to be received by the Trustee for such Trust Estate, or (ii) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom, as well as a share of certain other payments which may be received by the Trustee pursuant to the terms hereof as more particularly set forth herein.

         Section 3.04. Payments from Trust Estate Only. All payments to be made under the Certificates and under this Trust Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of Article VI hereof, except as specifically provided in Section 8.01 hereof. Each holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate, to the extent available for distribution to such holder as above provided and that the Owner Participants are not personally liable to the holder of any Certificates.

Except as specifically provided herein, the Trustee is not liable to the Owner Participants for any amounts payable under this Agreement and is not subject to any liability in its individual capacity under this Agreement.

         Section 3.05. Payment to Holder of Certificate. Subject to Article VI, any amounts received by the Trustee and payable to each holder of a Certificate pursuant to this Trust Agreement will be payable to each such holder by wire transfer of immediately available funds to the bank for the account of each Owner Participant as such Owner Participant shall direct in writing, without any presentment or surrender of any Certificate. The Trustee may deem and treat the person in whose name any Certificate shall have been issued by the Trustee as the absolute owner and holder of such Certificate for the purpose of receiving payment of all amounts payable by the Trustee with respect to such Certificate and for all other purposes, and the Trustee shall not be affected by any notice to the contrary.

         Section 3.06. Transfer of Certificate. Subject to Article XIV, a holder of a Certificate intending to transfer any Certificate held by such holder to a new holder shall surrender such Certificate to the Trustee, together with a written request from such holder for the issuance of a new Certificate, specifying the name and address of the transferee and evidence that the conditions set forth herein for such transfer have been satisfied. Promptly upon receipt of such documents the Trustee will issue a new Certificate of the same type, dated the same date or dates, in the amounts indicated, and designated as issued in connection with the Aircraft as the Certificate surrendered, and naming such transferee as shall be specified in the written request from such holder, the Trustee shall not be required to exchange any surrendered Certificate as above , provided during the 10-day period preceding the due date of any payment on such Certificate.

         Section 3.07. Mutilated, Destroyed, Lost, or Stolen Certificates. If any Certificate shall become mutilated, destroyed, lost or stolen, the Trustee shall, upon the written request of the holder of such Certificate, execute and deliver in replacement thereof a new Certificate, in the same original amount, dated the same date, as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Trustee. If the Certificate being replaced has been destroyed, lost or stolen the holder of such Certificate shall furnish to the Trustee such security or indemnity as may be required by either of them to save it harmless and evidence satisfactory to the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof. If such holder is an original Owner Participant, the written undertaking of such Owner Participant shall be sufficient indemnity.

         Section 3.08. Payment of Expenses Upon Transfer. Upon the issuance of a new Certificate or Certificates pursuant to Section 3.06 or 3.07 hereof, the Trustee may require the payment from the party or parties to whom such new Certificate or Certificates are issued of a sum to reimburse itself for, or to provide funds for, the payment of any tax or other governmental charge or any charges and expenses connected therewith paid or payable by the Trustee.

         Section 3.09. Payments by Each Owner Participant. Payments and contributions (including, without limitation, Trustee's fees and expenses and indeminifications of the Trustee) provided for herein to be made by each Owner Participant shall be made by each Owner Participant in proportion to its beneficial interest in the Trust Estate at the time such payments or contributions are due and payable. In the event that any Owner Participant makes a payment for any costs or expenses (including legal fees and expenses) pursuant to the written instructions of the Trustee or a Majority in Interest of Owner Participants, such Owner Participant all be entitled to immediate reimbursement therefor from the other Owner Participants in proportion to its beneficial interest in the Trust Estate.


                                   ARTICLE IV
                          Acceptance of Lease Property

         Section 4.01 Acceptance of Lease Property. The Owner Participants hereby authorize and direct the Trustee to, and the Trustee agrees for the benefit of the Owner Participants, that on the Closing Date, it will, ubject to due compliance with the terms of Section 4.02 hereof, take such actions as are required of the Trustee hereunder or under the Operative Documents, including without limitation, the following:

                  (a) authorize a representative or representatives of the Trustee to accept the FAA Bill of Sale, Warranty Bill of Sale and original counterpart of the Lease and the applicable Assigned Contracts on such Closing Date;

                  (b) execute and deliver a Lease Assignment relating to the Lease Property; and

                  (c) upon the payment by each Owner Participant of its proportionate share of the purchase price for the Aircraft, the Trustee shall cause the Agent, without further act, authorization, or direction by the Owner Participants to the Trustee, to file on behalf of the Trustee the FAA Bill of Sale, UCC-1 Financing Statements and the Aircraft Registration Application in the name of the Trustee; and

                  (d) execute and deliver each of the Operative Documents and all other related documents to which it is a party; and

                  (e) issue a Trust Certificate for such interest in the Trust Estate to each of the Owner Participants.

         Section 4.02 Conditions Precedent. The right and obligation of the Trustee to take the action required by Section 4.01 hereof shall be subject to the conditions precedent enumerated in Article III of the Purchase Agreement.

         Section 4.03 Authority Without Express Instructions. The Trustee, without the necessity of further instructions from the Owner Participants, is hereby authorized and directed by the Owner Participants to take any action in connection with postponing the Closing Date; provided, however, that the Trustee shall not give any consent, waive any right or benefit or enter into any modification or amendment of the Operative Documents or take any other action to perform any obligations whatsoever except at the direction of all of the Owner Participants or a Majority in Interest Owner Participants, as applicable.


                                  ARTICLE V

                     Article V is intentionally omitted.


                                  ARTICLE VI

                                Distributions

         Section 6.01 Distribution of Basic-Rent. Each payment of Basic Rent, as well as payment of interest on overdue installments of Basic Rent, received by the Trustee at any time shall be distributed in accordance with Section 3.05 by the Trustee on the date such payment is due from the Lessee, (or as soon thereafter as such payment shall be received by the Trustee) to each Owner Participant without priority of one over the other ratably in proportion to its undivided beneficial interest in the Trust Estate. The Trustee agrees to take all reasonable steps necessary to collect any rent or other amounts due under the Operative Documents.

         Section 6.02. Distribution of Payments. All payments and amounts, except for Basic Rent, if any, received by the Trustee shall be distributed forthwith upon receipt, provided, however, all such amounts in excess of $10,000 shall be distributed no later than twenty four (24) hours after the Trustee has knowledge of its receipt, in the following order of priority: first, so much of such payment or amount as shall be required to reimburse the Trustee for any reasonable fees or expenses not otherwise paid or reimbursed by the Owner Participants as to which the Trustee is entitled to be paid or reimbursed hereunder shall be retained by the Trustee; second, to reimburse an Owner Participant for payments made by it and not by all Owner Participants, pursuant to Section 7.03 or 9.01 hereof, or an instruction from the Trustee pursuant to a written instruction from all of the Owner Participants or a Majority in Interest of Owner Participants, as required, ratably in proportion to the aggregate amount of such payments made by each Owner Participant; and third, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Owner Participants ratably, without priority of one over the other, in proportion to the beneficial interest of each Owner Participant in the Trust Estate.

         Section 6.03 Distribution of Trust Estate. Whenever the terms of this Agreement shall require the Trustee to distribute or transfer the entire Trust Estate to any person(s), the Trustee shall be entitled to retain such monies and securities, if any, as shall then be held by the Trustee as a part of the Trust Estate and as shall be required to reimburse or pay the Trustee for any reasonable fees, expenses, or liabilities not reimbursed or paid by the Owner Participants as to which the Trustee is entitled to be paid or reimbursed hereunder or under any Operative Document and shall distribute the Trust Estate in accordance with Section 6.02.

                                   ARTICLE VII

                              Duties of the Trustee

         Section 7.01 Notice of Event of Default. In the event the Trustee shall have knowledge of a Default or Event of Default, the Trustee shall give prompt written notice thereof to each Owner Participant. Subject to the terms of
Section 7.03 hereof, the Trustee shall take or refrain from taking such action with respect to a Default or Event of Default as the Trustee shall be instructed in a written instrument executed by a Majority in Interest of Owner Participants. If the Trustee shall not have received instructions within twenty
(20) days after giving notice of a Default or Event of Default as above provided, the Trustee may, but shall be under no duty to, and it shall have no liability for its failure or refusal, to take or refrain from taking any action with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Owner Participants; provided, however, that the Trustee shall give the Owner Participants ten days' notice thereof prior to taking any such action. For all purposes of this Agreement, in the absence of actual knowledge of an officer of the Trustee, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless it receives written notification thereof given by or on behalf of the Lessee or any Owner Participant.

         Section 7.02 Action upon Instructions. Subject to the terms of Sections
7.01 and 7.03 hereof, upon the written instructions of a Majority in Interest of Owner Participants, the Trustee will take or refrain from taking such action or actions, as may be specified in such instructions, including, without limitation, (i) enforcing provisions of the Lease, (ii) executing and filing UCC-1 Financing Statements for informational purposes, (iii) executing and delivering loan agreements with any Lender(s) (but only upon the written instruction of all of the Owner Participants), (iv) executing and delivering amendments to the Lease, (v) giving such notice of direction or exercising such right, remedy or power hereunder or under any of the Assigned Contracts or the Purchase Agreement or in respect of all or any part of the Trust Estate, or taking such other action as shall be specified in such instructions; (vi) taking such action to pressure or protect the Trust Estate (including the discharge of liens and encumbrances) as may be specified in such instructions; (vii) approving as satisfactory to it or consenting to all matters required by the terms of the Assigned Contracts to be satisfactory to the Trustee, it being understood that without the written instructions of a Majority in Interest of Owner Participants, the Trustee shall not approve any such matter as satisfactory to it or consent to any such action; and (viii) taking such other action as a Majority in Interest of Owner Participants shall direct in writing.

         Section 7.03 Indemnification. The Trustee shall not be required to take or refrain from taking any action under this Agreement or any Operative Document (other than the actions specified in the first sentence of Section 7.01 hereof) unless the Trustee shall have been indemnified by the owner Participants, in accordance with Article IX hereof, against any liability, fee, cost or expense (including attorneys' fees) which may be incurred or charged in connection therewith; and, if the Owner Participants or a Majority in Interest of Owner Participants, as required, shall have directed the Trustee to take or refrain from taking any action under this Agreement or any Operative Document, the Owner Participants agree to furnish the Trustee, with the indemnification more particularly set forth in Article IX hereof, and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction. The Trustee shall not be required to take any action under this Agreement or any Operative Document if the Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any document contemplated hereby to which the Trustee is a party or is otherwise contrary to law.

         Section 7.04 No Duties Except as Specified in Trust Agreement or Instructions. The Trustee shall not have any duty or obligation to manage, control, make any payment in respect of, register, record, insure, inspect, instruct, use, sell, dispose of or otherwise deal with the Lease Property, or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement, or in written instructions from a Majority in Interest of Owner Participants received pursuant to Section 7.01 or 7.02 hereof; and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (including Lessor's Liens) on any part of the Trust Estate which result from actions or commissions or omissions by or claims against the Trustee, in its individual capacity, or the trusts created hereby not related to the Trustee's ownership of the Lease Property or any other part of the Trust Estate or the administration of the Trust Estate or the transactions contemplated by the Operative Documents or this Agreement.

         Section 7.05 No Action Except Under Specified Documents or Instructions. The Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Lease Property or any other part of the Trust Estate except (i) as required by this Agreement and the Operative Documents, or (ii) in accordance with the powers granted to, or the authority conferred upon, or the directions given to, the Trustee pursuant to or under this Agreement.

         Section 7.06 Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 7.02 hereof, and without limitation of the generality of Section 7.04 and the last sentence of Section 11.01(b) hereof, the Trustee shall have no duty (i) to file, record or deposit any Operative Documents, any financing statements or this Agreement, or to maintain any such filing, recording or deposit or to refile, rerecord or re-deposit any such document, except as specified in Section 7.02 hereof, (ii) to obtain insurance on the Aircraft, the Airframe, or an Engine, or Part or to effect or maintain any such insurance, (iii) to maintain or mark the Aircraft, the Airframe, or an Engine, or Part, (iv) to pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in the last sentence of Section 7.04 hereof, (v) to confirm, verify, investigate or inquire into the failure to receive any reports or financial statement of Lessee and Sublessee, or (vi) to inspect the Aircraft, the Airframe, or an Engine, or Part at any time or to ascertain or inquire as to the performance or observance of any covenants of Lessee under any Operative Document with respect to the Aircraft, the Airframe, or an Engine or Part.

                                  ARTICLE VIII

                                   The Trustee

         Section 8.01 Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee also agrees to disburse all monies, if any, actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Trustee shall not be answerable or accountable under any circumstances, in its individual capacity, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty of the Trustee contained in Section 8.03 hereof or any representation or warranty of the Trustee in its individual capacity contained in the Operative Documents, (iii) as arising from the failure by the Trustee to perform its obligations under the last sentence of Section 7.04 hereof, (iv) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by Trustee for acting as Trustee in connection with any of the transactions contemplated by the Operative Documents.

         Section 8.02 Furnishing of Documents. The Trustee will furnish to each Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder or under the Operative Documents.

         In case any tax report or tax return is required to be made with respect to the Trust Estate and the Lessee or Sublessee is not required to prepare and file the same pursuant to the Lease or Sublease, the Trustee will prepare such tax report or return and deliver a copy thereof to each Owner Participant. Upon the request of the Trustee, each Owner Participant will provide such instruments, documents, certificates or other information as is reasonably necessary to enable the Trustee to prepare any such tax report or return. The Trustee agrees to forward to each Owner Participant a copy of any communications with respect to taxes pertaining to the Trust Estate which are received by the Trustee.

         Section 8.03 No Representations or Warranties as to Lease Property or Documents. THE TRUSTEE, IN ITS INDIVIDUAL CAPACITY, MAKES (i) NO REPRESENTATION OR WARRANTY AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, AIRFRAME; OR ANY ENGINE OR PART WHATSOEVER, or the validity or enforceability of the Lease and Assigned Contracts, and (ii) no representation or warranty as to the validity or enforceability of this Agreement or the Operative Documents, or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is made therein by the Trustee, in its individual capacity, and except that the Trustee, in its individual capacity, hereby represents and warrants to each Owner Participant that this Agreement has been and each of such other documents which contemplates execution thereof by the Trustee has been or will be, executed and delivered by its officers who are or will be duly authorized to execute and deliver such document on its behalf, and except that the Trustee, in its individual capacity, hereby represents and warrants to each Owner Participant that the Lease Property is free and clear of any liens attributable to it and that it will comply with the last sentence of Section
7.04 hereof.

         Section 8.04 No Segregation of Monies; No Interest. Except as otherwise provided herein, monies, if any, received by the Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

         Section 8.05 Reliance; Advice of Counsel. The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult, with counsel, accountants and other skilled persons to be selected and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and not contrary to this Agreement, so long as such advice or opinion pertains to such matters as the Trustee may reasonably presume to be within the scope of such person's expertise.

         Section 8.06 Not Acting in Individual Capacity. Except as provided in this Article VIII, in accepting the trusts hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity; and all persons having any claim against the Trustee by reason of the transactions contemplated hereby or by the other Operative Documents shall look only to the Trust Estate for payment or satisfaction thereof, except as specifically provided in this Article VIII.

                                   ARTICLE IX

                Indemnification of Trustee by Owner Participants

         Section 9.01 Owner Participants to Indemnify Trustee. Each Owner Participant agrees to pay, severally, in proportion to its respective beneficial interest in the Trust Estate, to the extent not paid by the Lessee pursuant to the Lease, (or reimburse the Trustee for) all reasonable expenses of the Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder or under the other Operative Documents, whether or not the transactions contemplated hereby are consummated; provided, however, that if the Trustee deems it advisable to employ any such agent, representative, expert or counsel, and the Trustee reasonably believes that the fees of such agent, representative, expert or counsel will exceed $5,000, the Trustee shall notify the Owner Participants thereof and shall employ such agent, representative, expert or counsel only if a Majority in Interest of Owner Participants has approved such employment. The Owner Participants agree to assume liability for, and to indemnify the Trustee in its individual capacity and its successors, assigns, agents and servants against and from any and all liabilities (including without limitation, any liability of the Owner Participants, and liability without fault and any strict liability), obligations, losses, damages, taxes (such term "taxes" or the term "tax" as used in this Article IX shall include, without limitation, all taxes specifically related to this Agreement and the Trust Estate created hereby excluding, however, any income taxes or fees or other compensation received by the trustee in its capacity as Trustee), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Trustee (whether or not indemnified against by the Lessee or any other parties) in any way relating to or arising out of the existence or administration of this Agreement, the Trust Estate or the action or inaction of the Trustee hereunder or under the other Operative Documents, or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, financing, possession, use, operation, condition, sale, return or other disposition of the Aircraft, the Airframe, or an Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) or in any way relating to or arising out of the Assigned Contracts, except that the foregoing indemnities shall not cover the Trustee (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty of the Trustee contained in
Section 7.03 hereof or any representation or warranty of the Trustee in its individual capacity contained in the operative Documents, and (iii) as arising from the failure by the Trustee to perform its obligations under the last sentence of Section 7.04 hereof, or obligations in its individual capacity contained in the Operative Documents. In addition, if necessary, the Trustee shall be entitled to indemnification from the Trust Estate, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 9.01 to the extent not reimbursed by Lessee, the Owner Participants or others, but without releasing any of them from their respective agreements of reimbursement; and, to secure the same, the Trustee shall have a lien on the Trust Estate, subject to the Lien, if any, of any Lender, which shall be prior to any interest therein of the Owner Participants, but only in the event and to the extent that the Trustee does not receive payment from the Lessee or pursuant to any other provision of any Operative Document, except only that the Owner Participants shall not be required to indemnify the Trustee for expenses arising or resulting from any of the matters described in the last sentence of Section 8.01 hereof. The indemnities contained in this Section 9.01 shall survive the termination of this Agreement.

         Section 9.02 Compensation and Expense. The Trustee shall receive the following as compensation for its services hereunder, and as payment for all its costs, fees and expenses incurred in connection with the administration of the Trust Estate (including legal fees and expenses):

                  (a) An acceptance fee of $2,500 and an administration fee of $2,000 ("Annual Administration Fee") for the one year period commencing on the Closing Date, and each year thereafter in which it is the Trustee hereunder and under the Operative Documents; provided, however, that such Annual Administrative Fee shall be increased or decreased annually by any change in the Gross National Product Implicit Price Deflator or should such index be discontinued or abolished, the replacement index therefor or a comparable index thereof. Notwithstanding anything to the contrary herein, to the extent the Trustee has received the acceptance fee and the Annual Administration Fee with respect to any trust created as of the date of this Agreement by the original Owner Participants, Trustee shall not be entitled to any fees hereunder. Such Annual Administration Fee shall cover all of the Trustee's costs, fees and expenses of any kind incurred in connection with the administration of the Trust-Estate, including, without limitation, any fees paid to the Agent and executing and delivering loan agreement(s) and other agreements with any Lender and taking such other action under or in connection with the Operative Documents as the Owner Participants shall direct in writing.

                  (b) The Trustee shall be entitled to compensation for any of its reasonable out-of-pocket expenses and the reasonable fees and expenses of any agent, representative, expert or counsel employed by the Trustee, incurred in connection with its administration of the Trust Estate hereunder; provided, however, that if the Trustee reasonably believes that such expenses, fees and expenses will exceed $5,000, the Trustee will obtain the prior approval thereof of a Majority in Interest of Owner Participants.

                                    ARTICLE X

                         Termination of Trust Agreement

         Section 10.01 Termination of Trust Agreement. Subject to Section 10.02 of this Agreement, this Agreement and the trusts created hereby shall terminate and the Trust Estate shall, subject to Article VI hereof, be distributed to the Owner Participants, and this Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Trustee of all property constituting part of the Trust Estate and the final distribution by the Trustee or any other party of all monies or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article VI hereof, provided that at such time the Lessee shall have fully complied with all the terms of the Lease, or (ii) twenty-one (21) years less one day after the death of the last survivor of all of the descendants living on the date of this Agreement of the present members of the Boards of Directors of the Trustee and the Owner Participants; but if this Agreement and the trusts created hereby shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor, or if legislation shall become effective providing for the validity thereof for a period in gross exceeding the period hereinabove stated, then this Agreement and the trusts created hereby shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until such time as the same shall, under applicable law, cease to be valid.

         Section 10.02 Termination at Option of Owner Participants. The provisions of Section 10.01 hereof notwithstanding, this Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participants in accordance with the terms of Article VI hereof, and this Agreement shall be of no further force and effect, upon the election, in their sole discretion, of all of the owner Participants by notice to the Trustee, if such notice shall be accompanied by the written agreement of all of the Owner Participants assuming all the obligations of the Trustee under the Operative Documents and all other obligations of the Trustee incurred by it as Trustee hereunder. Such written agreement shall fully and completely release the Trustee from all further obligations and liabilities of the Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence; provided, however, that the obligations and liabilities of any party hereinunder arising prior to the date of such written agreement shall survive such termination of the Trustee.

                                   ARTICLE XI
                       Successor Trustees, Co-Trustees and
                                Separate Trustees

         Section 11.01  Resignation of Trustee; Appointment of Successor.

                  (a) The Trustee may resign at any time without cause by giving at least 30 days' prior written notice to each Owner Participant, such resignation to be effective upon the acceptance of appointment by a successor Trustee under Section 11.01(b) hereof. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Article XI, the Trustee shall resign immediately by giving written notice to each Owner Participant, such resignation to be effective upon the acceptance of appointment by a successor Trustee under Section 11.01(b) hereof. In addition, the Trustee may be removed at any time without cause by an instrument in writing executed by each Owner Participant and delivered to the Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee under
Section 11.01(b) hereof. In case of the resignation or removal of the Trustee, a Majority in Interest of Owner Participants may appoint a successor Trustee by an instrument signed by such a Majority in Interest of Owner Participants. If a successor Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Trustee or a Majority in Interest of Owner Participants may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court.

                  (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee and each Owner Participant an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor

Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all monies or other property then held by such predecessor Trustee upon the trusts herein expressed. The predecessor Trustee will cooperate in causing registration of the Aircraft to be transferred to the successor Trustee in accordance with applicable law.

                  (c) The Trustee and any successor Trustee, however appointed, must resign if at any time it is unable to obtain or maintain at all times satisfactory registration of each Aircraft pursuant to the Federal Aviation Act, as amended (the "Act"). Any successor Trustee shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, or the subsidiary of an institution having a combined capital and surplus of at least $50,000,000, which guarantees the obligations of such subsidiary.

                  (d) The Trustee shall be and any successor Trustee will be "a citizen of the United States" as defined in Section 101(16) of the Act.

                  (e) Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of Section 11.01(c) hereof, be the Trustee under this Agreement without further act.

         Section 11.02 Co-Trustees and Separate Trustees. Whenever the Trustee or a Majority in Interest of Owner Participants shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate or the Operative Documents, or either the Trustee or a Majority in Interest of Owner Participants shall be advised by counsel satisfactory to it that it is so necessary or prudent, the Trustee and a Majority in Interest of Owner Participants shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more persons (and the Trustee may appoint one or more of its officers) (any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Act) either as co-trustee or co-trustees jointly with the Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Trustee and a Majority in Interest of Owner Participants. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                   ARTICLE XII
                              Concerning the Agent

         Section 12.01. Appointment of Agent. The Owner Participants authorize and direct the Trustee to appoint, and the Trustee hereby does appoint, Airlease, in its separate capacity as Agent and not as Owner Participant, as its agent to do all such acts and things and execute all such documents, instruments and other agreements as the Trustee hereafter may from time to time direct, in its place and stead, in accordance with the terms of this Agreement and the Operative Documents.

         Section 12.02. Agent's Acceptance of Appointment. The Agent agrees to act as Agent for the Trustee hereunder and to accept possession of and hold such items of the Trust Estate as it may from time to time receive on behalf of the Trustee subject to the trusts hereby created and the terms and conditions of this Agreement.

         Section 12.03. Agreements of the Agent.  The Agent hereby agrees:

                  (a) to exercise the rights and perform the duties of the Trustee as directed by the Trustee in accordance with the terms hereof;

                  (b) to assume liability for and indemnify the Owner Participants, Trustee, and Trust Estate from and against Liens attributable to it; and

                  (c) pursuant to the instructions of the Trustee in accordance with the terms hereof, to conduct negotiations with respect to the documents contemplated by this Agreement and the Operative Documents and to use its best efforts by administrative means to cause the Operative Documents to be executed and to consummate the purchase of the Aircraft, Airframe, and Engines and delivery of the Aircraft, Airframe, and Engines under the Purchase Agreement in the manner contemplated by the Operative Documents.

         Section 12.04.  Standard of Care and Diligence

                  (a) Agent's Liability. Except as provided in Section 12.03 hereof, the Agent assumes no liability for anything other than its own willful misconduct or gross negligence. It shall give each Owner Participant prompt notice of any Events of Default or claimed Events of Default under the Lease of which it shall have actual knowledge. For all purposes of this Agreement, in the absence of actual knowledge of an officer of the Agent, the Agent shall not be deemed to have actual knowledge of a Default or an Event of Default unless it receives written notification thereof given by or on behalf of the Lessee, the Trustee, any Owner Participant, or any other party.

                  (b) Use of Agents. Subject to the same limitations as the Trustee herein, the Agent may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint; and it shall be entitled to the advice of counsel (who may, in cases deemed by the Agent in its reasonable discretion to be appropriate, be counsel for the Agent) and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice.

         Section 12.05. Resignation or Removal of Agent. The Agent or any successor thereto may resign at any time without cause by giving at least 30 days prior written notice to the Trustee and each Owner Participant, such resignation to be effective on the date specified in such notice. In addition, a Majority in Interest of Owner Participants may at any time remove the Agent without cause by an instrument in writing executed by a Majority in Interest of Owner Participants delivered to the Agent and the Trustee. In the case of the resignation or removal of the Agent, a Majority in Interest of Owner Participants may, at their sole cost and expense, appoint a successor Agent by an instrument signed by a Majority in Interest of Owner

Participants. If a Majority in Interest of Owner Participants shall not have appointed a successor Agent within 30 days after such resignation or removal, the Trustee may apply to any court of competent jurisdiction to appoint a successor Agent to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Owner Participants as above provided. The successor Agent so appointed by such court shall immediately and without further act be superseded by any successor Agent appointed by a Majority in Interest of Owner Participants within one year from the date of the appointment by such court.

         Section 12.06. Estates and Rights of Successor Agent. Any Agent, whether appointed by a Majority in Interest of Owner Participants or a court, shall execute and deliver to the Trustee and to the predecessor Agent an instrument accepting such appointment, and thereupon such successor Agent, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Agent hereunder with like effect as if originally named the Agent herein; but nevertheless upon the written request of the Trustee or such successor Agent, such predecessor Agent shall execute and deliver an instrument transferring to such successor Agent all the estates, properties, rights and powers of such predecessor Agent, and such predecessor Agent shall duly assign, transfer, deliver and pay over to such successor Agent all monies or other property then held by such predecessor Agent hereunder.

         Section 12.07. Merger or Consolidation of Agent. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation to which substantially all the business of the Agent may be transferred, shall be the Agent under this Agreement without further act.

         Section 12.08. Agent's Duty to Indemnify. The obligation of the Agent under Section 12.03(b) to indemnify the Owner Participants, Trust Estate, and Trustee shall survive the resignation or removal of the Agent and the termination of the Trust.

                                  ARTICLE XIII

                           Supplements and Amendments

         This Agreement shall be amended only by a written instrument signed by the Trustee and a Majority in Interest of Owner Participants and to the extent any such amendment affects the Agent, signed by the Agent; but if in the reasonable opinion of the Trustee or Agent, as the case may be, any instrument required to be so executed adversely affects any right, duty, liability of, or immunity or indemnity in favor of it under this Agreement or any of the documents contemplated hereby to which it is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under the charter documents or by-laws of the Trustee or Agent or any document contemplated hereby to which the Trustee or Agent is a party, the Trustee or Agent, as the case may be, may in its sole discretion decline to execute such instrument and upon the request of a Majority in Interest of Owner Participants immediately shall resign as the Trustee or Agent, as the case may be, under this Agreement, any Operative Document, or other related document. No supplement, amendment or modification of the Agreement shall impair any requirement in this Agreement that the consent of a Majority in Interest of or all of the Owner Participants be obtained for any purpose and no such supplement, amendment or modification shall require any Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of any Owner Participant with respect to any agreement or obligation or create or suffer to exist any additional obligation of or liability on the Trust Estate, except with the written consent of each of the Owner Participants.

                                   ARTICLE XIV

                  Sale, Transfer or Mortgage of Lease Property

         Section 14.01. General. Except as hereinafter expressly permitted, no Owner Participant may sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "transfer"), any part or all of its interest hereunder or in the Trust Estate without the written consent of the other Owner Participants and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

         Section 14.02. Permitted Transfers by the Owner Participants.

                  (a) Transfers by Airlease. Notwithstanding the provisions of Subsection 14.01, without the consent of the other Owner Participants, Airlease may from time to time transfer all or any portion of its interest hereunder to an Affiliate.

                  (b) Transfers by the Partnership. Notwithstanding the provisions of Section 14.01, without the consent of the other Owner Participants, the Partnership may from time to time transfer all or any portion of its interest hereunder to an Affiliate.

                  (c) Transfer by NAF. Notwithstanding the provisions of Section 14.01, without the consent of the other Owner Participants, NAF may from time to time transfer all or any portion of its interest hereunder to an Affiliate.

                  (d) Notwithstanding anything to the contrary in this Article XIV, the Trustee and each of the Owner Participants acknowledge and agree that
Section 13.3 and the Agreements of the Owner Participants in the Purchase Agreement, with respect to the sale, assignment or transfer of the Aircraft or Assigned Contracts, are for the mutual benefit of and binding on each of the parties hereto.

         Section 14.03. Right of First Refusal as to an Owner Participant's Trust Estate Interest.

                  (a) Offering Notice. Except for permitted transfers under
Section 14.02 above, if any Owner Participant receives a bona fide offer for the purchase of either (i) all of its interest hereunder or (ii) less than all of its interest hereunder, (the recipient of any such offer being hereinafter called the "Offeror"), which offer complies with the provisions of Section 14.03(b) and which offer it desires and intends to accept, before accepting such offer it shall give notice (the "Offering Notice") to the other Owner Participants (the "Offerees") which shall include a true copy of such offer, whereupon the provisions set forth in this Section 14.03 shall apply. Except for permitted transfers under Section 14.02 above, no Owner Participant shall accept an offer unless such offer complies with the provisions of Section 14.03(b).

                  (b) Requirements of Offer. Such an offer shall comply with the following requirements:

                         (1) the proposed purchase price (which shall be net of any Trust Estate debts or liabilities which the proposed purchaser has agreed to assume in its offer to purchase the Offeror's interest) is payable solely in lawful money of the United States and, if not payable in its entirety in cash, under no circumstances may payment of the non-cash portion of the proposed purchase price be secured by any charge, encumbrance or hypothecation of the Trust Estate;

                  (2) the offer contains provisions whereby the proposed purchaser is obligated to comply with the provisions of
                  Section 14.06 hereof, requiring it to assume certain obligations prior to or at closing;

                  (3) the offer is accompanied by a certified check of the prospective purchaser for a sum equal to at least ten percent (10%) of the proposed purchase price; provided, however, that if the sale to the third party purchaser is not consummated for any reason other than due to the failure of the Owner Participants to perform their obligations pursuant to the offer, each Owner Participant shall be entitled to a pro rata portion of such sum;

                  (4) the Offeror shall not have caused or permitted an Owner Participant Event of Default (as hereinafter defined); and

                  (5) the prospective purchaser shall be capable of carrying out all obligations of an Owner Participant under this Agreement and all related agreements; and as shown by the audited financial statements of such prospective purchaser for the two (2) most recent fiscal years of such prospective purchaser, shall have a tangible net worth satisfactory to the offerees, determined in accordance with generally accepted accounting principles.

                  (c) Procedure. In the Offering Notice, the Offeror shall offer (the "Sale Offer") to each Offeree the right to purchase a portion of the interest (the "Portion of the Interest") of the Offeror referred to in said offer, at a portion of the same price and subject to the same terms and conditions as set forth in said offer and the Offeror shall submit with the offering Notice a true copy of said offer. The portion shall be equal to the full amount of the interest offered multiplied by a fraction, the numerator of which is such Offeree's then interest in the Trust Estate and the denominator is the then interest in the Trust Estate of all Offerees. Each Offeree shall notify the Offeror and the other Offeree(s) of its election within fifteen (15) days of the date of its receipt of the Offering Notice; provided, however, that such election shall be as to all of the Portion of the Interest.

                  (d) Acceptance of Sale Offer.

                        (1) If the Sale Offer is accepted by each Offeree, and notice in writing is given within the period specified in
                  Section 14.03(c), the Offeror shall thereupon be bound to sell to such Offeree and the offeror shall thereupon be bound to purchase the Portion of the Interest referred to in the Sale Offer in accordance with the terms of the Sale offer and the closing of the purchase shall take place in accordance with Section 14.04.

                        (2) If one Offeree has not accepted the Sale Offer or has not accepted the Sale Offer within such fifteen (15) day period and one or more of the other Offerees has accepted the Sale Offer ("Accepting Offeree"), the Accepting Offeree(s) shall have the right to purchase the entire interest referred to in the Sale Offer (but not less than such entire interest) in accordance with the terms of the Sale Offer and the purchase shall take place in accordance with Section 14.04 and the procedures included in Section 14.03(c). Except that the Accepting Offerees shall notify the Offeror and other Offerees of such election within ten (10) days of the end of the initial fifteen (15) day period referred to in Section 14.03(c). The Offeror shall thereupon be bound to sell to such Accepting Offeree(s) and the Accepting Offeree(s) shall thereupon be bound to purchase the entire interest referred to in the Sale Offer in accordance with the terms of the Sale Offer and the closing of the purchase shall take place in accordance with Section 14.04.

                  (e) Right to Sell to Third Party. If the Offerees have not accepted the Sale Offer as provided in Section 14.03(c) within the time limits referred to therein, or if the Accepting Offeree(s) have not accepted the Sale Offer as provided in Section 14.03(d)(2) within the time limits referred to therein, the Sale Offer shall be deemed to have been declined by such Offerees and the Offeror shall be free to sell its interest to the maker of said offer at a price and upon terms and conditions not less favorable to the Offeror than those set forth in the Offering Notice within the time period set forth below. If in any instance such Offerees elect not to exercise their rights hereunder or to waive such rights, such election shall not constitute a waiver of the Offerees' right to an Offering Notice in the case of any subsequent offer. If such interest is not so sold and the transfer not consummated within thirty (30) days, unless extended by mutual agreement, from the expiration of the time limits referred to in Section 14.03(c) or Section 14.03(d)(2), as applicable, the relevant interest shall then again become subject to all the provisions of this Section 14.03.

                  (f) Limitations on Exercise. Notwithstanding anything to the contrary contained in this Section 14.03, no Offeree which has failed to perform or observe any of its obligations, covenants, conditions, or agreements under this Agreement or any related document (an "Owner Participant Event of Default"), which Owner Participant Event of Default is still continuing, shall be entitled to exercise its right to purchase (or sell, unless the Owner Participant Event of Default is cured by such sale) any portion of the Offeror's interest.

         Section 14.04. Closings.

                  (a) Location and Time Periods. The closing of any sale of an interest in the Trust Estate pursuant to this Article XIV shall be held at a mutually acceptable place and on a mutually acceptable date not more than thirty
(30) days, unless extended by mutual agreement, after the receipt by the Offeror of the written notices of election by the Offerees, Accepting Offeree, or Third Party Accepting Offeree, as applicable, or after the expiration of the time within which the Offeree must so elect, as provided in Sections 14.03(c) or 14.03(d).

                  (b) Closing Conditions. Any Owner Participant transferring its interest shall transfer such interest free and clear of all liens, encumbrances or any interests of any third party (excepting any liens permitted under the Lease) and shall execute or cause to be executed any and all documents required to fully transfer such interest to the acquiring third party or acquiring Owner Participant(s), including, but not limited to, any documents necessary to evidence such transfer and to evidence the agreement by the acquiring third party or acquiring Owner Participant(s) to be bound by all applicable provisions of the Operative Documents, and all documents required to release any interest in such selling Owner Participant's interest. Any sums owed by the selling Owner Participants to the Trust Estate or the other Owner Participants shall be paid concurrently from the proceeds from such sale at the closing. Following the date of closing, unless otherwise agreed, the selling Owner Participant(s) shall have no further rights to any rent or proceeds from the Trust Estate assets attributable to any period or event following the date of closing and all such rights shall vest in the transferee of the interest purchased from the selling Owner Participant(s).

                  (c) Event of Loss. If an Event of Loss (as defined in the Lease) shall occur with respect to the Aircraft between (i) the date an election is made by an Owner Participant, the Owner Participants, or a third party transferee to purchase pursuant to Section 14.03, and (ii) the closing of such purchase, the offer to purchase shall automatically terminate, without any further action or notice required.

                  (d) Partial Loss. If a partial loss shall occur with respect to the Aircraft under the Lease, subject to the performance by Lessee of its obligations under the Lease and so long as there is no Event of Default thereunder, the purchase of the interest hereunder shall be consummated as contemplated by the parties.

         Section 14.05. Termination of obligations.

         As of the closing date of any transfer not prohibited hereunder by an owner Participant of its entire interest in the Trust Estate to the other Owner Participant(s) or to a third party purchaser, such transferring Owner Participant's rights and obligations hereunder shall terminate except as to any of its unperformed obligations accrued as of such date and except as to any unperformed indemnity obligations of such Owner Participant attributable to acts or events occurring prior to such closing date. Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Owner Participant(s) but all terms and conditions thereof shall remain in effect as to the other Owner Participant(s) and the third party purchaser shall become an Owner Participant hereunder. In the event of a transfer of its entire Trust Estate interest by an Owner Participant to the other Owner Participant(s) or to a third party purchaser, the Owner Participant(s) or third party purchaser to which such interest is transferred, shall indemnify, defend and hold harmless the Owner Participant so transferring its interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards, and costs and expenses (including but not limited to reasonable attorneys' fees) incurred in or rising directly or indirectly, in whole or in part, out of the Trust Estate, excluding only those liabilities, if any, accruing prior to the closing date of such transfer.

         Section 14.06. Agreements with Transferees.

         In the event that pursuant to the provisions of this Article XIV, any Owner Participant shall transfer its interest hereunder to any person or entity other than the other Owner Participant(s), no such transfer shall be made or shall be effective to make such transferee an Owner Participant or entitle such transferee to any benefits or rights hereunder or under the Operative Documents until the proposed Transferee agrees in writing to assume and be bound by all the obligations of the selling Owner Participant and be subject to all the restrictions to which the selling Participant is subject under the terms of this Agreement, the Operative Documents, and any further agreement which may be required with respect to the Trust Estate. In the event an Owner Participant's interest hereunder is transferred by operation of law, such Owner Participant's transferee shall sign such a writing within fifteen
(15) days of the closing date as an express condition to the effectiveness of any such transfer.

         Section 14.07. Restraining Order.

         In the event that any Owner Participant shall at any time transfer or attempt to transfer its interest hereunder in violation of the provisions of this Agreement and any rights hereby granted, then the other Owner Participant(s) shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the defaulting owner Participant shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed by the parties hereto that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer of a Trust Estate interest as set forth in this Agreement.

         Section 14.08. Sale by an Owner Participant of an Owner Participant's Trust Estate.

         The parties agree that in the event that one of the Owner Participants should decide to purchase the Trust Estate interest of the other Owner Participants, the parties shall negotiate the terms and conditions of such purchase in good faith, including, without limitation, the purchase price, any financing arrangements, and like matters. Such purchase shall take place in accordance with Section 14.04.

                                   ARTICLE XV

                                  Miscellaneous

         Section 15.01 No Legal Title to Trust Estate in Owner Participants. The Owner Participants shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participants in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 15.02 Sale of Aircraft, etc., by Trustee is Binding. Any sale or other conveyance of the Aircraft, the Airframe, an Engine or Part by the Trustee made pursuant to the terms of this Agreement (so long as such sale is not contrary to the provisions of the Operative Documents) shall bind the Owner Participants and shall be effective to transfer or convey all right, title and interest of the Trustee and the Owner Participants in and to the Aircraft, the Airframe, or an Engine or Part. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trustee.

         Section 15.03 Limitations on Rights of Others. Nothing in this Agreement shall be construed to give to any person other than the Trustee, Owner Participants, and the Agent (to the extent provided in Article XII hereof) any legal or equitable right, remedy or claim under or in respect of this Agreement, any covenants, conditions or provisions contained herein or the Trust Estate.

         Section 15.04 No Partnership for Tax Purposes. The Owner Participants agree that this Trust Estate is not to be construed as a partnership for tax purposes; provided, however, that if it is determined to be a partnership for tax purposes, each of Airlease and NAF agree to be bound by an election under
Section 754 of the Internal Revenue Code of 1954, as amended, made by the Partnership.

         Section 15.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required under-the terms and provisions hereof shall be in writing by first class mail, personal delivery, cable, telex or telecopy (with such cable, telex or telecopy confirmed in writing, mailed by first-class mail, postage prepaid) addressed to such person at the address set forth herein with copies to Trustee, Owner Participants, or Agent, as the case may be. Whenever any notice is required to be given, such notice shall be deemed given and such requirement satisfied if such notice is
(i) mailed, on the day of deposit into the mail, or (ii) personally delivered, when delivered, or (iii) cabled, when such notice is delivered to the telegraph company, or (iv) telecopied, when the telecopy has been received, or (v) telexed, when the answer back of the addressee is received. Any person entitled to notice hereunder may change the address to which notices to such person will be sent by giving notice of such change to Trustee, Owner Participant, or Agent.

If to Trustee:    Trust Company for USL, Inc.
                  615 Battery Street
                  San Francisco, Ca 94111
                  Attn:   President
                  Telex:  278031

If to Airlease:   United States Airlease, Inc.
                  615 Battery Street
                  San Francisco, Ca 94111
                  Attn:   President

If to the
Partnership:      Airlease Ltd., A California Limited Partnership
                  c/o Airlease Management Services, Inc.
                  2988 Campus Drive
                  San Mateo, Ca 94403
                  Attn:   President

If to NAF:        North American Aircraft Finance Corporation
                  3225 North Harbor Drive
                  San Diego, California 92101
                  Attn:   Executive Vice President

         Section 15.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15.07 Limitation on Liability of Owner Participants and Agent. The Owner Participants or Agent shall not have any liability for the performance of this Agreement except as expressly set forth herein or, with respect to the Agent, in any written instructions of the Trustee pursuant to this Agreement.

         Section 15.08 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 15.09 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns, the Owner Participants and their successors and, to the extent permitted by Article XIV hereof, its assigns, all as herein provided, and the Agent and its successors and assigns, to the extent permitted by Article XII hereof. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participants, shall bind the successors and assigns of such Owner Participant.

         Section 15.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. The remainder of this page is intentionally omitted.

         Section 15.11 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance.

               IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereto duly authorized, as of the day and year first above written.

AIRLEASE LTD., A CALIFORNIA                  UNITED STATES AIRLEASE, INC.,
LIMITED PARTNERSHIP, as                      as Owner Participant
Owner Participant


                                             /s/  Douglas C. Kay
                                             -------------------
By: Airlease Management Services, Inc.,      By:  Douglas C. Kay
    General Partner                               Vice President




/s/  Douglas C. Kay
------------------
By:  Douglas C. Kay                          TRUST COMPANY FOR USL, INC.
     Vice President                          as Trustee



                                             /s/  Frances E. Liu
                                             -------------------
NORTH AMERICAN AIRCRAFT                      By:  Frances E. Liu
FINANCE CORPORATION,                              Vice President
as Owner Participant



/s/  George M. Shortley
-----------------------
By:  George M. Shortley                      UNITED STATES AIRLEASE, INC.
     Executive Vice President                as Agent

                                             /s/  Douglas C. Kay
                                             -------------------
                                             By:  Douglas C. Kay
                                                  Vice President

                                   SCHEDULE 1


                                  AIRCRAFT DATA

   FAA                      Manufacturer's                     Pratt & Whitney
Registration                Serial                             JT8D-9 Engines
     No.                    No.                                Serial Nos.
--------------------------------------------------------------------------------
  N7379F                    20071                              P674314B
                                                               P673484B

                                                                   EXHIBIT 10.17



                      Trust Company for USL, Inc., Trustee
                        Under Trust Agreement Dated as of

                                December 30, 1986

                                   CERTIFICATE

         Issued in connection with the Aircraft hereinafter described: Boeing 737-200 series aircraft, FAA Registration No. N7379F.

January 6, 1987

$2,366,666.67

         Trust Company for USL, Inc., not in its individual capacity but solely as Trustee (herein in such capacity called the "Trustee") under the Trust Agreement hereinafter referred to hereby certifies as follows: (i) this Certificate is one of the Certificates referred to in the certain Trust Agreement (N7379F) dated as of December 30, 1986 by and among the Trustee, Airlease Ltd., A California Limited Partnership, United States Airlease, Inc., and North American Aircraft Finance Corporation (herein called "Trust Agreement"): the defined terms therein not otherwise defined herein being herein used with the same meaning), which Certificates have been or are to be issued by the Trustee pursuant to the Trust Agreement; (ii) United States Airlease, Inc. is an Owner Participant and owns an undivided one-third (1/3) interest in the Trust Estate; and (iii) the holder of this Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate and is entitled to receive ratably with the holders of the other Certificates issued with respect to the Trust Estate as provided in the Trust Agreement, a share of a portion of (1) the rental received or to be received by the Trustee with respect to the Trust Estate or (2) upon the sale or lease of all or any part of the Trust Estate any proceeds received or receivable therefrom as well as a share of certain other payments which may be received by the Trustee pursuant to the terms of the Trust Agreement as more particularly set forth therein.

         All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 8.01 thereof, and each holder hereof by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as above provided and that neither the Owner Participants nor the Trustee (except to the extent provided in Section 8.01 of the Trust Agreement) are personally liable to the holder hereof for any amounts payable under this Certificate or the Trust Agreement.

                      Trust Company for USL, Inc., Trustee

                        Under Trust Agreement Dated as of

                                December 30, 1986

                                   CERTIFICATE

         Issued in connection with the Aircraft hereinafter described: Boeing 737-200 series aircraft, FAA Registration No. N7379F

January 6, 1987

$2,366,666.67

         Trust Company for USL, Inc., not in its individual capacity but solely as Trustee (herein in such capacity called the "Trustee") under the Trust Agreement hereinafter referred to hereby certifies as follows: (i) this Certificate is one of the Certificates referred to in the certain Trust Agreement (N7379F) dated as of December 30, 1986, by and among the Trustee, Airlease Ltd., A California Limited Partnership, United States Airlease, Inc., and North American Aircraft Finance Corporation (herein called "Trust Agreement"); the defined terms therein not otherwise defined herein being herein used with the same meaning), which Certificates have been or are to be issued by the Trustee pursuant to the Trust Agreement; (ii) Airlease Ltd., A California Limited Partnership is an Owner Participant and owns an undivided one-third (1/3) interest in the Trust Estate; and (iii) the holder of this Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate and is entitled to receive, ratably with the holders of the other Certificates issued with respect to the Trust Estate as provided in the Trust Agreement, a share of a portion of (1) the rental received or to be received by the Trustee with respect to the Trust Estate, or (2) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom, as well as a share of certain other payments which may be received by the Trustee pursuant to the terms of the Trust Agreement as more particularly set forth therein.

         All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 8.01 thereof, and each holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as above provided and that neither the Owner Participants nor the Trustee (except to the extent provided in Section 8.01 of the Trust Agreement) are personally liable to the holder hereof for any amounts payable under this Certificate or the Trust Agreement.

         Reference is hereby made to the Trust Agreement for a statement of the rights of the holder of this Certificate and of the rights of the holders of the other Certificates as well as for a statement of the terms and conditions of the trusts created by, and the rights limitations of rights obligations and duties of the Trustee set forth in, the Trust Agreement, to all of which terms and conditions each holder hereof agrees by its acceptance of this Certificate.

         Each holder hereof by its acceptance of this Certificate, agrees not to transfer this Certificate except in accordance with the terms of Article XIV and Section 3.06 of the Trust Agreement.

         These Certificates have not been registered under the Securities Law of 1933, as amended, and may be transferred only in compliance with such law.

         IN WITNESS WHEREOF the Trustee has duly executed this Certificate as of the date first above written.

                                              Trust Company for USL, Inc.
                                              as Trustee,



                                              /s/ Douglas C. Kay
                                              -----------------------------
                                              By       Douglas C. Kay
                                                       Vice President

                      Trust Company for USL. Inc., Trustee

                        Under Trust Agreement Dated as of

                                December 30, 1986

                                   CERTIFICATE

         Issued in connection with the Aircraft hereinafter described: Boeing 737-200 series aircraft. FAA Registration No. N7379F.

January 6, 1987

$2,366,666.67

         Trust Company for USL, Inc. not in its individual capacity but solely as Trustee (herein in such capacity called the "Trustee") under the Trust Agreement hereinafter referred to hereby certifies as follows: (i) this Certificate is one of the Certificates referred to in the certain Trust Agreement (N7379F) dated as of December 30, 1986, by and among the Trustee. Airlease Ltd., A California Limited Partnership. United States Airlease, Inc. and North American Aircraft Finance Corporation (herein called "Trust Agreement"), the defined terms therein not otherwise defined herein being herein used with the same meaning), which Certificates have been or are to be issued by the Trustee pursuant to the Trust Agreement, (ii) North American Aircraft Finance Corporation is an Owner Participant and owns an undivided one-third (1/3) interest in the Trust Estate, and (iii) the holder of this Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate and is entitled to receive, ratably with the holders of the other Certificates issued with respect to the Trust Estate as provided in the Trust Agreement, a share of a portion of (1) the rental received or to be received by the Trustee with respect to the Trust Estate or (2) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom as well as a share of certain other payments which may be received by the Trustee pursuant to the terms of the Trust Agreement as more particularly set forth therein.

         All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 8.01 thereof, and each holder hereof, by its acceptance of this Certificate agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as above provided and that neither the Owner Participants nor the Trustee (except to the extent provided in Section 8.01 of the Trust Agreement) are personally liable to the holder hereof for any amounts payable under this Certificate or the Trust Agreement.

         Reference is hereby made to the Trust Agreement for a statement of the rights of the holder of this Certificate and of the rights of the holders of the other Certificates, as well as for a statement of the terms and conditions of the trusts created by and the right a limitations of rights obligations and duties of the Trustee set forth in, the Trust Agreement, to all of which terms and conditions each holder hereof agrees by its acceptance of this Certificate.

         Each holder hereof by its acceptance of this Certificate agrees not to transfer this Certificate except in accordance with the terms of Article XIV and
Section 3.06 of the Trust Agreement.

         These Certificates have not been registered under the Securities Law of 1933, as amended, and may be transferred only in compliance with such law.

         IN WITNESS WHEREOF, the Trustee has duly executed this Certificate as of the date first above written.

                                               Trust Company for USL, Inc.,
                                               as Agent




                                               /s/ Douglas C. Kay
                                               -----------------------------
                                               By:      Douglas C. Kay
                                                        Vice President


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